UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

COMSYS IT PARTNERS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27792	56-1930691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Post Oak Parkway, Suite 1800, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 386-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2007, COMSYS IT Partners, Inc. (the "Company") reported via press release that it has named Amy Bobbitt to the newly created position of Senior Vice President and Chief Accounting Officer and Brian Westphal as its new Senior Vice President of Customer Service. The Company also announced that Chief Financial Officer Joseph C. Tusa, Jr. is leaving the Company in early 2008 for personal reasons.

Ms. Bobbitt, 46, joined the Company in June 2006 as its Vice President of Finance. Previously, Ms. Bobbitt was employed by Amkor Technology, Inc. for approximately 1 1/2 years, where she served as Vice President and Corporate Controller. Prior to that, she served as Chief Accounting Officer and Corporate Controller at Rockford Corporation for just over a year. Ms. Bobbitt was the Vice President and Chief Financial Officer of Pima Capital Development Company for approximately eight years and was formerly an audit manager with Deloitte & Touche. Ms. Bobbitt received her Bachelor of Science in Business Administration, majoring in Accounting, from The Ohio State University and also maintains her Certified Public Accountant license.

The Company's Compensation Committee is currently considering changes to Ms. Bobbitt's compensation package reflective of her promotion, but does not anticipate any such changes to be effective before Mr. Tusa's departure in early 2008.

Item 7.01 Regulation FD Disclosure.

On September 25, 2007, the Company issued a press release reaffirming its third quarter 2007 guidance. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated September 25, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

September 26, 2007	By:	Joseph C. Tusa, Jr.

Name: Joseph C. Tusa, Jr.
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 25, 2007